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                                                                    EXHIBIT 5(a)


                  Dickinson, Wright, Moon, Van Dusen & Freeman
                        500 Woodward Avenue, Suite 4000
                            Detroit, Michigan  48226

                                                               February 16, 1996



Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084

                 Re:      Kmart Corporation
                          Registration Statement on Form S-3

Gentlemen:

                 This opinion is furnished by us as counsel for Kmart Corporation, a Michigan corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $1,200,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company: (i) senior or subordinated debt securities, which may be secured or unsecured, in one or more series (the "Debt Securities"), which may be issued under Indentures (the "Indenture" or "Indentures") proposed to be entered into between the Company and trustees to be named (the "Trustee" or "Trustees"); (ii) shares of preferred stock, no par value (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts") pursuant to one or more deposit agreements (each a "Deposit Agreement") proposed to be entered into between the Company and a depositary to be named (the "Depositary"); (iii) shares of common stock, $1.00 par value per share, of the Company ("Common
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Stock"); (iv) warrants ("Warrants") to purchase Debt Securities, Preferred
Stock, Depositary Shares, Common Stock or other securities of the Company as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements (each a "Warrant Agreement") proposed to be entered into between the Company and a warrant agent to be named (the "Warrant Agent"); and (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

                 This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act.

                 We have examined and are familiar with originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including (i) the form of Registration Statement relating to the Offered Securities; (ii) the forms of Indentures; (iii) the Restated Articles of Incorporation of the Company, as amended; (iv) the By-laws of the Company as currently in effect; and (v) resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents






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of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the Indentures, the Deposit Agreement and the Warrant Agreement will be duly authorized, executed and delivered by the Trustees, the Depositary and the Warrant Agent, respectively, and that any Debt Securities, Receipts or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustees, the Depositary or the Warrant Agent, respectively.

                 We are members of the Bar in the State of Michigan and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions set forth below relate to the Debt Securities and the Warrants as valid, binding and enforceable obligations of the Company, we have relied solely upon an opinion letter of even date herewith from Skadden, Arps, Slate, Meagher & Flom, New York, New York, with respect to all matters of New York law related thereto. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                 Based upon and subject to the foregoing, we are of the opinion that:

                 1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.






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                 2.  With respect to any series of Debt Securities (the
"Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Restated Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the applicable Indenture has been duly authorized, executed and delivered by the Company to the applicable Trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (1) the Offered Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding pur-






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chase or agency agreement, will be valid and binding obligations of the
Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) the waiver contained in section 5.15 of the applicable Indenture may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (2) if Preferred Stock or Common Stock is issuable upon conversion or exchange of any convertible Offered Debt Securities, the Preferred Stock or Common Stock issuable upon conversion or exchange of such Offered Debt Securities will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion or exchange of the Offered Debt Securities in accordance with the terms of the applicable Indenture.

                 3. With respect to the shares of any series of Preferred Stock, including, if applicable, Depositary Shares representing fractional interests in any Preferred Stock (together, the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered






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Preferred Stock has been prepared, delivered and filed in compliance with the
Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Michigan law (the "Certificate of Designation") in the form to be filed as an exhibit to the Registration Statement; any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Michigan Department of Commerce has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Restated Articles of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-laws of the Company so as not to violate any applicable law, the Restated Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) in the case of Depositary Shares, the Deposit Agreement in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered; and (viii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (and, in the case






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of Depositary Shares, such Preferred Stock certificates are delivered to the
Depositary for deposit in accordance with the laws of the States of Michigan and New York against issuance of the Receipts in accordance with the terms of the Deposit Agreement), (1) the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon exercise of any Warrants), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Preferred Stock and the conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation.

                 4. With respect to any Receipts (the "Offered Receipts"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Receipts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Receipts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Receipts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Receipts and related matters; (v) the terms of the Offered Receipts and of their issuance and sale have been duly established in conformity with the Deposit






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Agreement so as not to violate any applicable law, the Restated Articles of
Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Deposit Agreement relating to the Offered Receipts in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company; and
(vii) the Offered Receipts have been duly executed, delivered and countersigned in accordance with the provisions of the Deposit Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Receipts, when issued and sold in accordance with the applicable Deposit Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

                 5. With respect to any offering of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in






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compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Restated Articles of Incorporation and By-laws of the Company so as not to violate any applicable law, the Restated Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Common Stock (including any duly issued upon exercise of any Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

                 6. With respect to any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the






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Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Restated Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Warrant Agreement relating to the Offered Warrants in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights






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generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

                 We hereby consent to the filing of this opinion with the Commission as Exhibit 5(a) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.



                                               Very truly yours,


                                               /s/ Dickinson, Wright,
                                               Moon, Van Dusen & Freeman